UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2020

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-170132	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

871 Venetia Bay Blvd, #202, Venice, FL	34285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612)961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTC Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02(d) - Election of Directors

On February 20, 2020, the Board of Directors of the Company approved the election of Leon Hurst to serve on the Company’s Board. In addition, the number of Directors of the Company was amended to six. Mr. Hurst will not receive any compensation at this time for serving as a Director of the Company, nor will he serve on any committee as none exist at this time. In addition, Mr. Hurst does not have any family relationships with any other Director or officer of the Company.

Mr. Hurst owns and operates a tire distribution, installation and repair business. He also owns a towing and asset recovery business as well. Mr. Hurst has been a Gideon member of the Lancaster northeast camp for over twenty years, serving as President, Vice-President and Treasurer over that time. He is currently serving as the Treasurer of ROFM drug and alcohol treatment ministry as well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: February 26, 2020